UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

SYNERGY CHC CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-42374	99-0379440
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

770 Roosevelt Trail STE 8 #1016, N. Windham, Maine	04062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 321-2350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SNYR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2026, Synergy CHC Corp. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). As further discussed below, at the Annual Meeting, the Company’s stockholders approved a proposal to amend (the “Amendment”) the Synergy CHC Corp. 2024 Equity Incentive Plan (the “2024 Plan”) to (i) increase the aggregate number of shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), available for issuance under the 2024 Plan to 150,000,000 shares of Common Stock and (ii) permit repricing of outstanding awards. There were no other changes to the 2024 Plan. The board of directors of the Company had previously approved the Amendment on April 17, 2026.

The summary of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The disclosure set forth below in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Summary of Proposals Submitted to Stockholders

At the Annual Meeting, the following proposals were submitted to the stockholders of the Company, as set forth in the Company’s definitive proxy statement for the 2026 Annual Meeting filed with the Securities and Exchange Commission on April 30, 2026:

Proposal 1:	The election of five (5) directors, each to serve until the 2027 annual meeting of stockholders.

Proposal 2:	The ratification of the appointment of RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal 3:	The approval of an amendment to the 2024 Plan to (i) increase the number of shares of Common Stock available for issuance under the 2024 Plan to 150,000,000 shares and (ii) permit repricing of outstanding awards.

Proposal 4:	The approval of the full issuance of shares of common stock issuable by the Company upon exercise of the Lender Warrant for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d).

Proposal 5:	The approval of one or more reverse stock splits of our issued and outstanding shares of Common Stock at one or more specific ratios to be determined by the Board, provided that the aggregate ratio of all such reverse stock splits does not exceed 1-for-200.

Voting Results

On April 24, 2026 (the “Record Date”), there were 14,899,883 shares of Common Stock outstanding and entitled to vote. Of the 14,899,883 votes that were eligible to be cast by the holders of Common Stock at the Annual Meeting, 9,808,119 votes, or approximately 65% of the total, were represented at the Annual Meeting virtually or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1: Election of Directors.

The Company’s stockholders elected the following directors to serve until the 2027 annual meeting of stockholders. The votes regarding the election of these directors were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Alfred Baumeler	7,184,954	466,393	2,156,772
Nitin Kaushal	7,176,292	475,055	2,156,772
Jack Ross	7,183,853	467,494	2,156,772
J. Paul SoRelle	7,183,937	467,410	2,156,772
Teresa Thompson	7,180,349	470,998	2,156,772

Proposal 2: Ratification of the Appointment of RBSM.

The Company’s stockholders ratified the appointment of RBSM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,808,117	472,432	13,197	-

Proposal 3: Proposed Amendment to the 2024 Plan.

The Company’s stockholders approved the proposal to amend the 2024 Plan to (i) increase the number of shares of Common Stock available for issuance under the 2024 Plan to 150,000,000 shares and (ii) permit repricing of outstanding awards. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,782,598	860,297	8,451	2,156,773

Proposal 4: Proposed Issuance of Shares of Common Stock.

The Company’s stockholders approved the proposal regarding the full issuance of shares of common stock issuable by the Company upon exercise of the Lender Warrant for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d). The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,327,670	301,715	21,961	2,156,772

Proposal 5: Proposed Reverse Stock Split.

The Company’s stockholders approved the proposal to approve one or more reverse stock splits of our issued and outstanding shares of Common Stock at one or more specific ratios to be determined by the Board, provided that the aggregate ratio of all such reverse stock splits does not exceed 1-for-200. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,827,762	969,208	11,148	-

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 to Synergy CHC Corp. 2024 Equity Incentive Plan
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2026

SYNERGY CHC CORP.

	By:	/s/ Jack Ross
	Name:	Jack Ross
	Title:	Chief Executive Officer

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